As filed with the Securities and Exchange Commission on August 3, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Wesco Aircraft Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-5441563
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

27727 Avenue Scott

Valencia, CA 91355

(Address of Principal Executive Offices)

Wesco Aircraft Holdings, Inc. 2011 Equity Incentive Award Plan

Amended and Restated Equity Incentive Plan of Wesco Holdings, Inc.

(Full title of the plan)

John G. Holland

General Counsel

Wesco Aircraft Holdings, Inc.

27727 Avenue Scott

Valencia, CA 91355

(Name and address of agent for service)

(661) 775-7200

(Telephone number, including area code, of agent for service)

Copies to:

Rachel W. Sheridan
Jason M. Licht
Latham & Watkins LLP
555 11th Street NW
Washington, DC 20004
(202) 637-2200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)		Proposed maximum offering price per share		Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.001 per share, to be issued under the Wesco Aircraft Holdings, Inc. 2011 Equity Incentive Award Plan	5,850,000 shares	(2)	$15.10	(3)	$88,335,000.00	$10,255.70
Common Stock, par value $0.001 per share, to be issued under the Amended and Restated Equity Incentive Plan of Wesco Holdings, Inc.	7,270,352 shares	(4)	$4.32	(5)	$31,407,920.64	$3,646.46
Total	13,120,352				$119,742,920.64	$13,902.16

(1)          Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock that become issuable under the above-named plans by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration that results in an increase in the number of the Registrant’s outstanding shares of common stock.

(2)          Represents 5,850,000 shares of common stock initially available for future issuance under the Wesco Aircraft Holdings, Inc. 2011 Equity Incentive Award Plan (the “2011 Plan”).

(3)          Estimated solely for purposes of calculating the registration fee pursuant to Rules 457(h) of the Securities Act.  The proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based on the average of the high and low prices for the common stock as reported on the New York Stock Exchange on August 1, 2011 (rounded up to the nearest cent).

(4)          Represents 7,270,352 shares of common stock subject to outstanding options under the Amended and Restated Equity Incentive Plan of Wesco Holdings, Inc. (the “Prior Plan”) as of August 3, 2011. There are no shares reserved for future issuance under the Prior Plan as of August 3, 2011.

(5)          Estimated solely for purposes of calculating the registration fee pursuant to Rules 457(h) of the Securities Act. The proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based on the weighted average exercise price of stock options outstanding under the Prior Plan, which is $4.32 as of August 3, 2011.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

Not required to be filed with this Registration Statement.*

Item 2.  Registrant Information and Employee Plan Annual Information.

Not required to be filed with this Registration Statement.*

*  The documents containing the information specified in this Part I will be sent or given to participants in the Wesco Aircraft Holdings, Inc. (the “Registrant”) 2011 Equity Incentive Award Plan and Amended and Restated Equity Incentive Plan of Wesco Holdings, Inc., as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”).  In accordance with Rule 428 of the Securities Act and the requirements of Part I of Form S-8, such documents need not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

In this Registration Statement, the Registrant is sometimes referred to as the “Company,” “we,” “us” or “our.”

Item 3.  Incorporation of Documents by Reference.

The Registrant hereby incorporates the following documents in this Registration Statement by reference:

(1)                                                    The Prospectus filed by the Registrant on July 28, 2011 pursuant to Rule 424(b) under the Securities Act, relating to its Registration Statement on Form S-1, as amended (File No. 333- 173381) (the “IPO Registration Statement”), which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed; and

(2)                                                    The description of the Registrant’s common stock contained in its Registration Statement on Form 8-A filed on July 25, 2011 under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities covered hereby then remaining unsold are incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

Reference is made to Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director’s fiduciary duty, except (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) pursuant to Section 174 of the DGCL, which provides for liability of directors for unlawful payments of dividends of unlawful stock purchase or redemptions or (4) for any transaction from which a director derived an improper personal benefit.

Reference is also made to Section 145 of the DGCL, which provides that a corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of such corporation, by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the Company’s best interest and, for criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any officer or director in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer or director actually and reasonably incurred in connection therewith.

Our amended and restated certificate of incorporation filed as Exhibit 3.1 to the IPO Registration Statement, and incorporated herein by reference, provides that our directors will not be personally liable to the Company or its stockholders for monetary damages resulting from breach of their fiduciary duties. However, nothing contained in such provision eliminates or limits the liability of directors (1) for any breach of the director’s duty of loyalty to us or our stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (3) under Section 174 of the DGCL or (4) for any transaction from which the director derived an improper personal benefit.

Our amended and restated bylaws provides for indemnification of the officers and directors to the full extent permitted by applicable law.

In addition, we have enter into agreements to indemnify our directors and executive officers containing provisions that are in some respects broader than the specific indemnification provisions contained in the DGCL. The indemnification agreements may require us, among other things, to indemnify our directors against certain liabilities that may arise by reason of their status or service as directors and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. The proposed form of such indemnification agreement is filed as Exhibit 10.27 to the IPO Registration Statement, and incorporated herein by reference.

Item 7.  Exemption From Registration Claimed.

Not applicable.

Item 8.  Exhibits.

Exhibit	Description
4.1

Amended and Restated Certificate of Incorporation of Wesco Aircraft Holdings, Inc. (Incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1/A dated July 14, 2011 (Registration No. 333-173381)).

4.2

Amended and Restated Bylaws of Wesco Aircraft Holdings, Inc. (Incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1/A dated June 6, 2011 (Registration No. 333-173381)).

4.3	Form of Stock Certificate (Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1/A dated June 6, 2011 (Registration No. 333-173381)).

4.4	Amended and Restated Stockholders Agreement (Incorporated by reference to Exhibit 10.20 to the Registrant’s Registration Statement on Form S-1/A dated June 27, 2011 (Registration No. 333-173381)).

5.1	Opinion of Latham & Watkins LLP (filed herewith).

23.1	Consent of Independent Registered Public Accounting Firm (filed herewith).

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (included in the signature pages to this Registration Statement).

99.1

Wesco Aircraft Holdings, Inc. 2011 Equity Incentive Award Plan (Incorporated by reference to Exhibit 10.23 to the Registrant’s Registration Statement on Form S-1/A dated June 27, 2011 (Registration No. 333-173381)).

99.2

Form of 2011 Equity Incentive Award Plan Restricted Stock Agreement (Incorporated by reference to Exhibit 10.24 to the Registrant’s Registration Statement on Form S-1/A dated June 27, 2011 (Registration No. 333-173381)).

99.3

Form of 2011 Equity Incentive Award Plan Restricted Stock Unit Agreement (Incorporated by reference to Exhibit 10.25 to the Registrant’s Registration Statement on Form S-1 dated June 27, 2011 (Registration No. 333-173381)).

99.4

Form of 2011 Equity Incentive Award Plan Stock Option Agreement (Incorporated by reference to Exhibit 10.26 to the Registrant’s Registration Statement on Form S-1/A dated June 27, 2011 (Registration No. 333-173381)).

99.5

Amended and Restated Equity Incentive Plan of Wesco Holdings, Inc. (Incorporated by reference to Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1 dated April 8, 2011 (Registration No. 333-173381)).

99.6

Form of Incentive Stock Option Agreement under Amended and Restated Equity Incentive Plan of Wesco Holdings, Inc. (Incorporated by reference to Exhibit 10.10 to the Registrant’s Registration Statement on Form S-1/A dated May 13, 2011 (Registration No. 333-173381)).

99.7

Form of Non-qualified Stock Option Agreement for Independent Directors under Amended and Restated Equity Incentive Plan of Wesco Holdings, Inc. (Incorporated by reference to Exhibit 10.11 to the Registrant’s Registration Statement on Form S-1/A dated May 13, 2011 (Registration No. 333-173381)).

Item 9.  Undertakings.

(a)           The undersigned Registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement,

(i)   to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)  to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if this Registration Statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)     That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement, relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valencia, State of California, on this 3rd day of August, 2011.

WESCO AIRCRAFT HOLDINGS, INC.

By:	/S/ RANDY J. SNYDER
Randy J. Snyder Chairman of the Board of Directors, President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Randy J. Snyder and Gregory A. Hann, and each of them, with full power to act without the other, as attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/S/ RANDY J. SNYDER	Randy J. Snyder Chairman of the Board of Directors, President and	August 3, 2011
Chief Executive Officer

/S/ GREGORY A. HANN	Gregory A. Hann Executive Vice President and Chief Financial	August 3, 2011
Officer

/S/ J. SHAWN TRODGON	J. Shawn Trogdon	August 3, 2011
Global Controller

/S/ DAYNE A. BAIRD	Dayne A. Baird	August 3, 2011
Director

/S/ PETER J. CLARE	Peter J. Clare	August 3, 2011
Director

/S/ PAUL E. FULCHINO	Paul E. Fulchino	August 3, 2011
Director

/S/ JOHN JUMPER	John Jumper	August 3, 2011
Director

/S/ ADAM J. PALMER	Adam J. Palmer	August 3, 2011
Director

/S/ ROBERT D. PAULSON	Robert D. Paulson	August 3, 2011
Director

/S/ DAVID L. SQUIER	David L. Squier	August 3, 2011
Director

EXHIBIT INDEX

Exhibit	Description
4.1

Amended and Restated Certificate of Incorporation of Wesco Aircraft Holdings, Inc. (Incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1/A dated July 14, 2011 (Registration No. 333-173381)).

4.2

Amended and Restated Bylaws of Wesco Aircraft Holdings, Inc. (Incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1/A dated June 6, 2011 (Registration No. 333-173381)).

4.3	Form of Stock Certificate (Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1/A dated June 6, 2011 (Registration No. 333-173381)).

4.4	Amended and Restated Stockholders Agreement (Incorporated by reference to Exhibit 10.20 to the Registrant’s Registration Statement on Form S-1/A dated June 27, 2011 (Registration No. 333-173381)).

5.1	Opinion of Latham & Watkins LLP (filed herewith).

23.1	Consent of Independent Registered Public Accounting Firm (filed herewith).

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (included in the signature pages to this Registration Statement).

99.1

Wesco Aircraft Holdings, Inc. 2011 Equity Incentive Award Plan (Incorporated by reference to Exhibit 10.23 to the Registrant’s Registration Statement on Form S-1/A dated June 27, 2011 (Registration No. 333-173381)).

99.2

Form of 2011 Equity Incentive Award Plan Restricted Stock Agreement (Incorporated by reference to Exhibit 10.24 to the Registrant’s Registration Statement on Form S-1/A dated June 27, 2011 (Registration No. 333-173381)).

99.3

Form of 2011 Equity Incentive Award Plan Restricted Stock Unit Agreement (Incorporated by reference to Exhibit 10.25 to the Registrant’s Registration Statement on Form S-1 dated June 27, 2011 (Registration No. 333-173381)).

99.4

Form of 2011 Equity Incentive Award Plan Stock Option Agreement (Incorporated by reference to Exhibit 10.26 to the Registrant’s Registration Statement on Form S-1/A dated June 27, 2011 (Registration No. 333-173381)).

99.5

Amended and Restated Equity Incentive Plan of Wesco Holdings, Inc. (Incorporated by reference to Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1 dated April 8, 2011 (Registration No. 333-173381)).

99.6

Form of Incentive Stock Option Agreement under Amended and Restated Equity Incentive Plan of Wesco Holdings, Inc. (Incorporated by reference to Exhibit 10.10 to the Registrant’s Registration Statement on Form S-1/A dated May 13, 2011 (Registration No. 333-173381)).

99.7

Form of Non-qualified Stock Option Agreement for Independent Directors under Amended and Restated Equity Incentive Plan of Wesco Holdings, Inc. (Incorporated by reference to Exhibit 10.11 to the Registrant’s Registration Statement on Form S-1/A dated May 13, 2011 (Registration No. 333-173381)).